Exhibit 107

Calculation of Filing Fee Tables

424H

(Form Type)

Ford Credit Auto Lease Two LLC

(Exact Name of Registrant as Specified in its Charter)

Ford Credit Auto Lease Trust 2023-A

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Asset-Backed Securities	Class A-1 Asset-Backed Notes, Series FCALT 2023-A	457(s)	$198,000,000	100%	$198,000,000	0.00011020	$21,819.60
	Asset-Backed Securities	Class A-2 Asset-Backed Notes, Series FCALT 2023-A	457(s)	$482,500,000	100%	$482,500,000	0.00011020	$53,171.50
	Asset-Backed Securities	Class A-3 Asset-Backed Notes, Series FCALT 2023-A	457(s)	$482,500,000	100%	$482,500,000	0.00011020	$53,171.50
	Asset-Backed Securities	Class A-4 Asset-Backed Notes, Series FCALT 2023-A	457(s)	$87,000,000	100%	$87,000,000	0.00011020	$9,587.40
	Asset-Backed Securities	Class B Asset-Backed Notes, Series FCALT 2023-A	457(s)	$86,790,000	100%	$86,790,000	0.00011020	$9,564.26
	Asset-Backed Securities	Class C Asset-Backed Notes, Series FCALT 2023-A	457(s)	$107,070,000	100%	$107,070,000	0.00011020	$11,799.11
	Asset-Backed Securities	Class D Asset-Backed Notes, Series FCALT 2023-A	457(s)	$64,890,000	100%	$64,890,000	0.00011020	$7,150.88
	Exchange Note(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities

	Total Offering Amount					$1,508,750,000		$166,264.25
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fees Due							$166,264.25

(1)	Estimated solely for the purposes of calculation registration fee.
(2)	Pursuant to rule 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.
(3)	The exchange note issued by CAB East LLC and CAB West LLC will be backed by the reference pool of leases and leased vehicles owned by CAB East LLC and CAB West LLC. The exchange note will be sold by Ford Credit to Ford Credit Auto Lease Two LLC and sold by Ford Credit Auto Lease Two LLC to the trust. The exchange note is not being offered to investors under this prospectus or the registration statement.